Exhibit 10.2
GLOBAL CONSUMER ACQUISITION CORP.
1370 Avenue of the Americas
28th Floor
New York, NY 10019
September 15, 2009
Mr. Laus M. Abdo
     Re: Amended and Restated Employment Agreement, dated as of August 31, 2009
Dear Laus:
          This will confirm that, except as set forth below, the above-referenced employment agreement between you (in your individual capacity) and us is hereby terminated, effective immediately, with the effect that neither you nor we shall have any further duty or obligation under that agreement.
          Section 25 of the above-referenced employment agreement containing, among other things, your waiver of rights and claims against certain amounts placed in a trust account for the benefit of our public stockholders shall, however, survive in full force and effect.
          Please confirm that this accurately reflects our mutual agreement and understanding by signing and returning to us the enclosed duplicate of this letter.

Very truly yours, GLOBAL CONSUMER ACQUISITION CORP.
By:	/s/ Jason N. Ader
Jason N. Ader
Chairman

ACKNOWLEDGED AND AGREED:
/s/ Laus M. Abdo
LAUS M. ABDO